Paymentus Reports Third Quarter 2022

Financial Results

Third Quarter Transactions Increased 30.6% Year-over-Year

Third Quarter Revenue Increased 26.0% Year-over-Year

Third Quarter Gross Profit Increased 21.5% Year-over-Year

Contribution Profit* Increased 25.8% Year-over-Year

CHARLOTTE, North Carolina, November 9, 2022 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology solutions, today announced financial results for its third quarter ended September 30, 2022.

"Our third quarter numbers were strong across the board,” said Dushyant Sharma, Founder and CEO. “We're most proud of our sales results which show continued momentum."

Third Quarter 2022 Business and Financial Highlights*

•
Processed 92.2 million transactions in the third quarter of 2022, an increase of 30.6% from the third quarter of 2021.
•
Revenue was $128.2 million, an increase of 26.0% from the third quarter of 2021.
•
Gross profit was $37.9 million compared to $31.2 million for the third quarter of 2021. Adjusted gross profit was $41.0 million compared to $32.6 million for the third quarter of 2021.
•
Contribution profit was $51.1 million, compared to $40.7 million for the third quarter of 2021, representing an increase of 25.8%.
•
Net loss was $737 thousand and GAAP loss per share was $0.01. Non-GAAP net income was $1.8 million and non-GAAP earnings per share was $0.01.
•
Adjusted EBITDA was $8.0 million, representing a 15.7% adjusted EBITDA margin compared to $5.5 million, representing a 13.6% adjusted EBITDA margin, for the third quarter of 2021.

"We placed a significant focus on expanding adjusted EBITDA margin this quarter and are pleased with our progress,” said Paul Seamon, Interim CFO. “We will continue to make investments that drive growth while working to grow margin."

* Descriptions of the non-GAAP financial measures contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP earnings per share are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Updated 2022 Financial Outlook

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2021.

Paymentus continues to expect revenue for the full year 2022 to be between $485 million and $492 million or approximately 25% to 27% growth year-over-year. Contribution profit is anticipated to be between $200 million and $204 million or 26% and 29% growth year-over-year(1). Adjusted EBITDA is expected to be between $25 million and $28.5 million, resulting in an expected adjusted EBITDA margin of approximately 13% to 14%.

(1) Gross profit is estimated to be approximately 72% of contribution profit and other cost of revenue is estimated to be approximately 28% of contribution profit. The decrease in GAAP gross profit for 2022 is primarily driven by amortization of acquired intangibles, as such this will not impact adjusted gross profit.

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 2:00 p.m. PT (5:00 p.m. ET) today to discuss third quarter 2022 results and our outlook for 2022. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,700 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our sales momentum, ability to expand our adjusted EBITDA margins, investments that drive growth, our future financial performance and our updated 2022 financial outlook. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; the continued impact of the COVID-19 pandemic on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which we expect to file with the

SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because Paymentus cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to its income tax provision and certain other items Paymentus believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP net income and non-GAAP earnings per share, or EPS. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors.

Adjusted gross profit is defined as gross profit adjusted for non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations, consisting primarily of professional fees and other indirect charges associated with our initial public offering.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and software and capitalized internal-use software development costs.

Non-GAAP net (loss) income and non-GAAP EPS are defined as net (loss) income excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. In particular, we exclude interchange and assessment fees in the presentation of contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

Contacts

Investor Relations
Paul Seamon
pseamon@paymentus.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$128,152	$101,676	$364,825	$287,393
Cost of revenue	90,295	70,512	256,286	199,754
Gross profit	37,857	31,164	108,539	87,639
Operating expenses
Research and development	10,350	8,818	30,925	24,469
Sales and marketing	19,048	11,314	53,089	29,041
General and administrative	9,376	9,904	29,038	24,067
Total operating expenses	38,774	30,036	113,052	77,577
(Loss) income from operations	(917)	1,128	(4,513)	10,062
Other income (loss)
Interest income (expense), net	504	11	594	4
Foreign exchange gain (loss)	(28)	(16)	52	(8)
(Loss) income before income taxes	(441)	1,123	(3,867)	10,058
(Provision for) benefit from income taxes	(296)	(701)	2,397	(5,423)
Net (loss) income	$(737)	$422	$(1,470)	$4,635
Undeclared dividends on Series A preferred stock	—	—	—	(2,258)
Net (loss) income attributable to common stock	$(737)	$422	$(1,470)	$2,377
Net (loss) income per share attributable to common stock
Basic	$(0.01)	$—	$(0.01)	$0.02
Diluted	$(0.01)	$—	$(0.01)	$0.02
Weighted-average number of shares used to compute net (loss) income per share attributable to common stock
Basic	122,740,982	118,206,073	121,765,509	110,272,583
Diluted	122,740,982	124,427,777	121,765,509	116,419,674

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$148,314	$168,386
Restricted funds held for financial institutions	77,601	33,443
Accounts and other receivables, net of allowance of $322 and $102	62,758	43,935
Income tax receivable	2,650	2,488
Prepaid expenses and other current assets	12,318	8,184
Total current assets	303,641	256,436
Property and equipment, net of accumulated depreciation and amortization of $5,448 and $4,791	1,996	2,044
Capitalized internal-use software development costs, net	42,711	30,888
Intangible assets, net	36,113	42,088
Goodwill	129,344	129,413
Operating lease right-of-use assets	9,582	7,703
Deferred tax asset	165	163
Other long-term assets	7,677	4,207
Total assets	$531,229	$472,942
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$27,394	$24,748
Accrued liabilities	16,665	12,491
Financial institution funds in-transit	77,601	33,443
Operating lease liabilities	1,389	1,456
Contract liabilities	1,328	2,173
Income tax payable	720	122
Total current liabilities	125,097	74,433
Deferred tax liability	—	3,318
Operating leases, net of current portion	8,703	6,463
Contract liabilities, net of current portion	2,637	1,713
Finance leases and other finance obligations, net of current portion	750	883
Total liabilities	137,187	86,810
Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 authorized at September 30, 2022 and December 31, 2021, respectively, none issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 19,653,565 and 17,251,079 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2	1
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 103,336,337 and 103,388,082 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	10	11
Additional paid-in capital	365,632	356,017
Accumulated other comprehensive income	(67)	168
Retained earnings	28,465	29,935
Total stockholders’ equity	394,042	386,132
Total liabilities and stockholders' equity	$531,229	$472,942

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net (loss) income	$(737)	$422	$(1,470)	$4,635
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,158	3,647	17,518	8,587
Deferred income taxes	(9)	278	(3,331)	2,691
Stock-based compensation	2,002	754	4,622	1,885
Non-cash lease expense	583	483	1,703	2,131
Amortization of contract asset	529	246	1,347	423
Provision for credit losses	32	—	219	—
Change in operating assets and liabilities
Accounts and other receivables	(9,938)	(2,870)	(19,143)	(7,814)
Prepaid expenses and other current and long-term assets	56	1,072	(854)	167
Accounts payable	(230)	4,301	2,975	7,842
Accrued liabilities	(225)	(394)	2,390	149
Operating lease liabilities	(456)	(498)	(1,398)	(2,071)
Contract liabilities	5	82	80	383
Income taxes receivable, net of payable	281	(923)	485	349
Net cash (used in) provided by operating activities	(1,949)	6,600	5,143	19,357
Cash flows from investing activities
Business combinations, net of cash acquired	—	(57,120)	—	(57,120)
Other intangible assets acquired	(125)	—	(248)	—
Purchases of property and equipment	(368)	(261)	(1,163)	(825)
Capitalized internal-use software development costs	(7,793)	(4,737)	(22,257)	(13,473)
Net cash used in investing activities	(8,286)	(62,118)	(23,668)	(71,418)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriter's discounts and commissions	—	—	—	224,595
Proceeds from private placement	—	—	—	50,000
Redemption of Series A preferred stock	—	—	—	(23,013)
Payment of dividends on Series A preferred stock	—	—	—	(34,412)
Proceeds from repayment of related party loan	—	—	—	813
Proceeds from exercise of stock options	1,167	—	1,469	—
Financial institution funds in-transit	18,276	6,612	44,158	6,612
Payments of deferred offering costs	—	(1,105)	—	(1,961)
Payments on other financing obligations	(655)	(715)	(2,486)	(1,482)
Payments on finance leases	(66)	(68)	(201)	(204)
Net cash provided by financing activities	18,722	4,724	42,940	220,948
Foreign currency effect on cash, cash equivalents and restricted cash	(232)	(19)	(329)	24
Net increase (decrease) in cash, cash equivalents and restricted cash	8,255	(50,813)	24,086	168,911
Cash, cash equivalents and restricted cash
Beginning of period	217,660	266,390	201,829	46,666
End of period	$225,915	$215,577	$225,915	$215,577

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

The below table reconciles cash, cash equivalents and restricted cash in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows:

Cash and cash equivalents	$148,314	$215,577	$148,314	$215,577
Restricted funds held for financial institutions	77,601	—	77,601	—
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statements of cash flows	$225,915	$215,577	$225,915	$215,577

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures:

Contribution Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Gross profit	$37,857	$31,164	$108,539	$87,639
Plus: other cost of revenue	13,277	9,488	38,704	25,563
Contribution profit	$51,134	$40,652	$147,243	$113,202

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Gross profit	$37,857	$31,164	$108,539	$87,639
Stock-based compensation	—	—	—	—
Amortization	3,186	1,398	8,575	3,610
Adjusted gross profit	$41,043	$32,562	$117,114	$91,249

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net (loss) income	$(737)	$422	$(1,470)	$4,635
Excluding
Interest (income) expense, net	(504)	11	(594)	(4)
Provision for (benefit from) income taxes	296	701	(2,397)	5,423
Depreciation and amortization	6,158	3,647	17,518	8,587
Foreign exchange (gain) loss	28	16	(52)	8
Stock-based compensation	2,002	754	4,622	1,885
Other nonrecurring expenses(1)	769	—	769	2,711
Adjusted EBITDA	$8,012	$5,529	$18,396	$23,245
Adjusted EBITDA margin	15.7%	13.6%	12.5%	22.4%
(2)
Other nonrecurring expenses consist of indirect costs incurred associated with our IPO in the nine months ended September 30, 2021 and an estimated liability booked in the three months ended September 30, 2022 related to the potential costs of terminating a commercial contract.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net cash provided by operating activities	$(2,730)	$6,600	$4,362	$19,357
Purchases of property and equipment and software	(368)	(261)	(1,163)	(825)
Other intangible assets acquired	(125)	—	(248)	—
Capitalized internal-use software development costs	(7,793)	(4,737)	(22,257)	(13,473)
Free cash flow	$(11,016)	$1,602	$(19,306)	$5,059
Net cash used in investing activities	$(8,286)	$(62,118)	$(23,668)	$(71,418)
Net cash provided by financing activities	$18,722	$4,724	$42,940	$220,948

Non-GAAP Net (Loss) Income

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net (loss) income	$(737)	$422	$(1,470)	$4,635
Excluding amortization of acquisition-related intangibles	2,007	933	4,014	933
Excluding discrete one-time items, net of tax(2)	565	—	565	—
Excluding discrete one-time tax items	—	—	—	2,062
Non-GAAP net (loss) income	$1,835	$1,355	$3,109	$7,630

Non-GAAP EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Net (loss) income attributable to common shareholders	$(737)	$422	$(1,470)	$4,635
Excluding amortization of acquisition-related intangibles	2,007	933	4,014	933
Excluding undeclared dividends on Series A preferred stock	—	—	—	2,258
Excluding discrete one-time items, net of tax(2)	565	—	565	—
Excluding discrete one-time tax items	—	—	—	2,062
Numerator for Non-GAAP EPS – basic	$1,835	$1,355	$3,109	$7,630

Weighted-average shares of common stock – basic	122,740,982	118,206,073	121,765,509	110,272,583
Non-GAAP EPS – basic	$0.01	$0.01	$0.03	$0.07

(2) Discrete one-time items, net of tax consist of the tax impacted estimated liability booked in the three months ended September 30, 2022 related to the potential costs for terminating a commercial contract.